UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009 (April 9, 2009)

DAIS ANALYTIC CORPORATION
(Exact name of Registrant as specified in its charter)

New York	333-152940	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive Odessa, Florida 33556
(Address of principal executive offices) (Zip code)

(727) 375-8484
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to our Current Report on Form 8-K filed April 9, 2009, is being filed solely for the purpose of amending and restating Item 5.02 to add additional disclosure with respect to the appointment of our new Chief Financial Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 7, 2009, Brooke E. Evans resigned as Chief Financial Officer, and Treasurer of Dais Analytic Corporation (the “Company”).

On April 9, 2009, the Company’s board of directors appointed Harold N. Mandelbaum, CPA, to the position of Chief Financial Officer of the Company.

Prior to his position with the Company, in September, 1995, Mr. Mandelbaum founded and manages Harold N. Mandelbaum, CPA, PFS, CFP, a private accounting firm that offers business management services, and other financial services to private company clients in a variety of industries, as well as offering financial services to high net worth individuals.  From 1990 until 1991, Mr. Mandelbaum worked for Lehman Brothers Holding Inc. in retail and institutional analysis and marketing positions. From 1993 and ongoing, Mr. Mandelbaum has a working relationship with Joseph A Salamo, CPA, PFS, CFP, as a CPA.

Mr. Mandelbaum earned a BA in Economics with a minor in Finance from Syracuse University in 1990, and his BA in Accounting from William Patterson College in 1993. Mr. Mandelbaum is a licensed CPA in the State of New York and a member of the American Institute of Certified Public Accounts, the New York State Society of Certified Public Accountants, and The Personal Financial Planners Division of the A.I.C.P.A.

SIGNAUTRE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

May 15, 2009	By:	/s/ Timothy Tangredi
Timothy Tangredi
Chief Executive Officer, President and Chairman